Exhibit 99.1

FOR IMMEDIATE RELEASE	Bel Fuse Inc. 300 Executive Drive Suite 300 West Orange, NJ 07052 www.belfuse.com tel 201.432.0463

Bel Reports Fourth Quarter and Full Year 2025 Results

Provides Q1-26 Sales and Gross Margin Guidance

WEST ORANGE, NJ, Tuesday, February 17, 2026-- Bel Fuse Inc. (Nasdaq: BELFA and BELFB) today announced preliminary financial results for the fourth quarter and full year of 2025.

Fourth Quarter 2025 Highlights

•	Net sales of $175.9 million compared to $149.9 million in Q4-24. Up 17.4% from Q4-24
•	Gross profit margin of 39.4%, up from 37.5% in Q4-24
•	GAAP net loss attributable to Bel shareholders of $5.4 million in Q4-25, compared to net loss of $1.8 million in Q4-24. Q4-25 results include a $13.1 million non-cash impairment of our equity method investment and related loans in Innolectric, as previously disclosed. Non-GAAP net earnings attributable to Bel shareholders of $24.9 million in Q4-25, versus $19.0 million in Q4-24.
•	Adjusted EBITDA of $37.6 million (21.4% of sales), compared to $30.3 million (20.2% of sales) in Q4-24

Full Year 2025 Highlights
•	Net sales of $675.5 million compared to $534.8 million in 2024. Up 26.3% from 2024
•	Gross profit margin of 39.1%, up from 37.8% in 2024
•

GAAP net earnings attributable to Bel shareholders of $61.5 million in 2025, compared to net earnings of $41.0 million in 2024. Non-GAAP net earnings attributable to Bel shareholders of $89.0 million versus $72.1 million in 2024

•	Adjusted EBITDA of $142.9 million (21.2% of sales), compared to $101.9 million (19.0% of sales) in 2024

"Bel delivered a strong fourth quarter, with sales and gross margin percentage at the high end of our guidance," said Farouq Tuweiq, President and CEO. "This achievement reflects strong demand across commercial aerospace and defense, and a continued recovery in our networking and distribution channels.

“As we look to the future, we are excited to welcome Tom Smelker to the leadership team as Pete Bittner transitions into retirement. Tom brings a fresh perspective and extensive experience in the aerospace and defense sectors, which are central to our growth strategy. His leadership will help us further align our organization with evolving customer needs and industry trends.

“Looking ahead to the first quarter of 2026, which generally reflects seasonality due to the Chinese New Year holiday, based on information available today we estimate net sales of $165 to $180 million and expect gross margin to remain healthy in the 37 to 39 percent range. Across Bel, there is a high level of teamwork as we pursue growth initiatives and explore new opportunities to shape the next phase of our company’s evolution," concluded Mr. Tuweiq.

Non-GAAP financial measures, such as Non-GAAP net earnings attributable to Bel shareholders, Non-GAAP EPS, Non-GAAP Operating Income and Adjusted EBITDA, adjust corresponding GAAP measures for provision for income taxes, other income/expense, net, interest income/expense, and depreciation and amortization, and also exclude, where applicable for the covered period presented in the financial statements, certain unusual or special items identified by management such as restructuring charges (credits), gains/losses on sales of businesses and properties, acquisition related costs, earnout adjustments, impairment charges, noncontrolling interest ("NCI") adjustments from fair value to redemption value, and certain litigation costs. In addition, in the fourth quarter of 2024, we modified our presentation of Non-GAAP financial measures, including revising our definitions of Adjusted EBITDA and Non-GAAP EPS, to additionally exclude from these Non-GAAP measures (i) stock-based compensation, (ii) amortization of intangibles (which primarily relates to the amortization of finite-lived customer relationships and technology associated with the Company's historical acquisitions, including those associated with the acquisition of Enercon), and (iii) unrealized foreign currency exchange (gains) losses. We believe this change enhances investor insight into our operational performance. We have applied this modified definition of Adjusted EBITDA and Non-GAAP EPS to all periods presented. Please refer to the financial information included with this press release for reconciliations of GAAP financial measures to Non-GAAP financial measures and our explanation of why we present Non-GAAP financial measures.

Conference Call

Bel has scheduled a conference call for 8:30 a.m. ET on Wednesday, February 18, 2026 to discuss these results. To participate in the conference call, investors should dial 877-407-0784, or 201-689-8560 if dialing internationally. The presentation will additionally be broadcast live over the Internet and will be available at https://ir.belfuse.com/events-and-presentations. The webcast will be available via replay for a period of at least 30 days at this same Internet address. For those unable to access the live call, a telephone replay will be available at 844-512-2921, or 412-317-6671 if dialing internationally, using access code 13757242 after 12:30 pm ET, also for 30 days.

About Bel

Bel (www.belfuse.com) designs, manufactures and markets a broad array of products that power, protect and connect electronic circuits. These products are primarily used in the defense, commercial aerospace, networking, telecommunications, computing, general industrial, high-speed data transmission, transportation and eMobility industries. Bel's portfolio of products also finds application in the automotive, medical, broadcasting and consumer electronics markets. Bel's product groups include Power Solutions and Protection (front-end, board-mount and industrial power products, module products and circuit protection), Connectivity Solutions (expanded beam fiber optic, copper-based, RF and RJ connectors and cable assemblies), and Magnetic Solutions (integrated connector modules, power transformers, power inductors and discrete components). The Company operates facilities around the world.

Company Contact:

Lynn Hutkin

Chief Financial Officer

ir@belf.com

Investor Contact:

Three Part Advisors

Jean Marie Young, Managing Director or Steven Hooser, Partner
631-418-4339

jyoung@threepa.com; shooser@threepa.com

Cautionary Language Concerning Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, our guidance for the first quarter of 2026; our statements regarding our expectations for future periods generally including anticipated financial performance, projections and trends for the remainder of the 2026 year ahead and other future periods; our statements regarding future events, performance, plans, intentions, beliefs, expectations and estimates, including statements regarding matters such as trends and expectations as to our sales, and gross margin, and as to our products, product groups, customers, and end markets; statements about demand among certain categories of customers or end markets, recovery in networking and distribution channels, and views on the effects on the Company’s overall future performance; statements about additions to the leadership team and expectations regarding further alignment of the organization with customer needs and industry trends; statements about growth strategy and growth initiatives, teamwork, exploration of new opportunities, and the Company’s evolution; and statements regarding our expectations and beliefs regarding trends in the Company's business and industry and the markets in which Bel operates, and about broader market trends and the macroeconomic environment generally, and other statements regarding the Company's positioning, its strategies, future progress, investments, plans, targets, goals, and other focuses and initiatives, and the expected timing and potential benefits thereof. These forward-looking statements are made as of the date of this release and are based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. Words such as “expect,” “anticipate,” “should,” “believe,” “hope,” “target,” “project,” “forecast,” “outlook,” “goals,” “estimate,” “potential,” “predict,” “may,” “will,” “might,” “could,” “intend,” variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond Bel’s control. Bel’s actual results could differ materially from those stated or implied in our forward-looking statements (including without limitation any of Bel’s projections) due to a number of factors, including but not limited to, difficulties associated with integrating previously acquired companies, including any unanticipated difficulties, or unexpected or higher than anticipated expenditures, relating to Bel's November 2024 acquisition of Enercon, and including, without limitation, the risk that Bel is unable to integrate the Enercon business successfully or difficulties that result in the failure to realize the expected benefits and synergies within the expected time period (if at all); the possibility that the Bel’s intended acquisition of the remaining 20% stake in Enercon is not completed in accordance with the shareholders agreement as contemplated for any reason, and any resulting disruptions to Bel’s business and its currently 80% owned Enercon subsidiary as a result thereof; trends in demand which can affect Bel's products and results, including that demand in Enercon’s end markets can be cyclical, impacting the demand for Enercon’s products, which could be materially adversely affected by reductions in defense spending; the market concerns facing Bel's customers, and risks for the Company’s business in the event of the loss of certain substantial customers; the continuing viability of sectors that rely on Bel's products; the effects of business and economic conditions, and challenges impacting the macroeconomic environment generally and/or Bel's industry in particular; the effects of rising input costs, and cost changes generally, including the potential impact of inflationary pressures; capacity and supply constraints or difficulties, including supply chain constraints or other challenges; the impact of public health crises; difficulties associated with the availability of labor, and the risks of any labor unrest or labor shortages; risks associated with Bel's international operations, including Bel's substantial manufacturing operations in China, and following Bel’s November 2024 acquisition of Enercon , risks associated with operations in Israel, which may be adversely affected by political or economic instability, military activity, major hostilities or acts of terrorism in the region; risks associated with restructuring programs or other strategic initiatives, including any difficulties in implementation or realization of the expected benefits or cost savings; product development, commercialization or technological difficulties; the regulatory and trade environment including the potential effects of the imposition or modification of new or increased tariffs either by the U.S. government on foreign imports or by a foreign government on U.S. exports related to the countries in which Bel transacts business and trade restrictions that may impact Bel, its customers and/or its suppliers, and risks associated with the evolving trade environment, trade restrictions, and changes in trade agreements, and general uncertainty about future changes in trade and tariff policy and the associated impacts of those changes; risks associated with fluctuations in foreign currency exchange rates and interest rates; uncertainties associated with legal proceedings; the market's acceptance of the Company's new products and competitive responses to those new products; the impact of changes to U.S. and applicable foreign legal and regulatory requirements, including tax laws; and the risks detailed in Bel’s most recent Annual Report on Form 10-K  and in subsequent reports filed by Bel with the Securities and Exchange Commission, as well as other documents that may be filed by Bel from time to time with the Securities and Exchange Commission. In light of the risks and uncertainties impacting Bel's business, there can be no assurance that any forward-looking statement will in fact prove to be correct. Past performance is not necessarily indicative of future results. The forward-looking statements included in this press release represent Bel’s views as of the date of this press release. Bel anticipates that subsequent events and developments will cause its views to change. Bel undertakes no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing Bel’s views as of any date subsequent to the date of this press release.

Non-GAAP Financial Measures

The Non-GAAP financial measures identified in this press release as well as in the supplementary information to this press release (Non-GAAP net earnings attributable to Bel shareholders, Non-GAAP EPS, Non-GAAP Operating Income and Adjusted EBITDA) are not measures of performance under accounting principles generally accepted in the United States of America ("GAAP"). These measures should not be considered a substitute for, and the reader should also consider, income from operations, net earnings, earnings per share and other measures of performance as defined by GAAP as indicators of our performance or profitability. Our non-GAAP measures may not be comparable to other similarly-titled captions of other companies due to differences in the method of calculation. We present results adjusted to exclude the effects of certain unusual or special items and their related tax impact that would otherwise be included under U.S. GAAP, to aid in comparisons with other periods. We believe that these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to our financial condition and results of operations. We use these non-GAAP measures to compare the Company’s performance to that of prior periods for trend analysis and for budgeting and planning purposes. We also believe that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the Company’s financial measures with other similarly situated companies in our industry, many of which present similar non-GAAP financial measures to investors. We also use non-GAAP measures in determining incentive compensation. For additional information about our use of non-GAAP financial measures in connection with our Incentive Compensation Program, please see the Executive Compensation Discussion and Analysis (CD&A) section appearing in our Definitive Proxy Statement filed with the Securities and Exchange Commission on April 11, 2025.

Website Information

We routinely post important information for investors on our website, www.belfuse.com, in the "Investor Relations" section. We use our website as a means of disclosing material, otherwise non-public information and for complying with our disclosure obligations under Regulation FD. Accordingly, investors should monitor the Investor Relations section of our website, in addition to following our press releases, Securities and Exchange Commission (SEC) filings, public conference calls, presentations and webcasts. The information contained on, or that may be accessed through, our website is not incorporated by reference into, and is not a part of, this document.

[Financial tables follow]

Bel Fuse Inc.

Supplementary Information(1)

Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2025	2024	2025	2024

Net sales	$175,938	$149,859	$675,455	$534,792
Cost of sales	106,562	93,652	411,037	332,434
Gross profit	69,376	56,207	264,418	202,358
As a % of net sales	39.4%	37.5%	39.1%	37.8%

Research and development costs	7,992	6,934	30,867	23,586
Selling, general and administrative expenses	32,603	34,831	125,828	110,616
As a % of net sales	18.5%	23.2%	18.6%	20.7%
Impairment of CUI tradename	-	400	-	400
Restructuring charges (credits)	1,757	1,669	(677)	3,459
Gain on sale of properties	-	-	(5,701)	-
Earnout liability adjustments	1,248	-	3,105	-
Income from operations	25,776	12,373	110,996	64,297
As a % of net sales	14.7%	8.3%	16.4%	12.0%

Interest expense	(2,976)	(2,815)	(14,751)	(4,078)
Interest income	258	1,013	1,035	4,754
Impairment of equity method investment and related party notes	(13,087)	-	(13,087)	-
Other (expense) income, net	(408)	(3,186)	10,857	(3,165)
Earnings before income taxes	9,563	7,385	95,050	61,808

Provision for income taxes	3,122	953	20,939	12,616
Effective tax rate	32.6%	12.9%	22.0%	20.4%
Net earnings	6,441	6,432	74,111	49,192
As a % of net sales	3.7%	4.3%	11.0%	9.2%

Less: Net earnings attributable to noncontrolling interest	1,172	484	3,452	484
Redemption value adjustment attributable to noncontrolling interest	10,718	7,748	9,123	7,748
Net (loss) earnings attributable to Bel Fuse shareholders	$(5,449)	$(1,800)	$61,536	$40,960

Weighted average number of shares outstanding:
Class A common shares - basic and diluted	2,115	2,115	2,115	2,124
Class B common shares - basic	10,543	10,429	10,525	10,491
Class B common shares - diluted	10,579	10,429	10,546	10,491

Net (loss) earnings per common share:
Class A common shares - basic and diluted	$(0.42)	$(0.14)	$4.65	$3.09
Class B common shares - basic	$(0.43)	$(0.14)	$4.91	$3.28
Class B common shares - diluted	$(0.43)	$(0.14)	$4.90	$3.28

(1) The supplementary information included in this press release for 2025 is preliminary and subject to change prior to the filing of our upcoming Annual Report on Form 10-K with the Securities and Exchange Commission.

Bel Fuse Inc.

Supplementary Information(1)

Condensed Consolidated Balance Sheets

(in thousands, unaudited)

	December 31, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$57,800	$68,253
Held to maturity U.S. Treasury securities	-	950
Accounts receivable, net	121,490	111,376
Inventories	167,270	161,370
Other current assets	38,201	31,581
Total current assets	384,761	373,530
Property, plant and equipment, net	48,428	47,879
Right-of-use assets	22,868	25,125
Related-party note receivable	-	2,937
Equity method investment	-	9,265
Goodwill and other intangible assets, net	432,787	439,984
Other assets	46,356	51,069
Total assets	$935,200	$949,789

Liabilities, redeemable noncontrolling interest and shareholders' equity
Current liabilities:
Accounts payable	$52,990	$49,182
Operating lease liabilities, current	8,029	7,954
Other current liabilities	66,426	70,933
Total current liabilities	127,445	128,069
Long-term debt	197,500	287,500
Operating lease liabilities long-term	15,867	17,763
Other liabilities	75,714	75,295
Total liabilities	416,526	508,627
Redeemable noncontrolling interest	93,162	80,586
Shareholders' equity	425,512	360,576
Total liabilities, redeemable noncontrolling interest and shareholders' equity	$935,200	$949,789

(1) The supplementary information included in this press release for 2025 is preliminary and subject to change prior to the filing of our upcoming Annual Report on Form 10-K with the Securities and Exchange Commission.

Bel Fuse Inc.

Supplementary Information(1)

Condensed Consolidated Statements of Cash Flows

(in thousands, unaudited)

	Year Ended
	December 31,
	2025	2024

Cash flows from operating activities:
Net earnings	$74,111	$49,192
Adjustments to reconcile net earnings to net cash provided by operating activities:
Impairment of equity method investment and related party notes	13,087	-
Depreciation and amortization	26,592	16,457
Stock-based compensation	6,813	3,740
Amortization of deferred financing costs	1,547	151
Deferred income taxes	1,379	(6,267)
Net unrealized (gains)/loss on foreign currency revaluation	(12,703)	1,456
Gain on sale/disposal of property	(5,701)	-
Other, net	2,219	2,345
Changes in operating assets and liabilities:
Accounts receivable	(8,609)	(6,817)
Unbilled receivables	(4,753)	7,800
Inventories	(2,415)	15,121
Other current assets	(1,636)	(2,357)
Other assets	(1,604)	5,972
Accounts payable	2,441	139
Accrued expenses	195	(7,068)
Accrued restructuring costs	(5,078)	215
Income taxes payable	(3,656)	(1,009)
Other liabilities	(1,617)	(5,006)
Net cash provided by operating activities	80,612	74,064

Cash flows from investing activities:
Purchases of property, plant and equipment	(12,002)	(14,108)
Purchases of held to maturity U.S. Treasury securities	-	(131,309)
Proceeds from held to maturity securities	950	167,907
Investment in related party notes receivable	-	(785)
Proceeds from disposal/sale of property, plant and equipment	7,804	883
Acquisition of business, net of cash acquired	-	(320,481)
Net cash used in investing activities	(3,248)	(297,893)

Cash flows from financing activities:
Dividends paid to common shareholders	(3,465)	(3,453)
Purchase of treasury stock	-	(16,053)
Deferred financing costs	(681)	(1,736)
Repayments under revolving line of credit	(98,000)	(15,000)
Borrowings under revolving line of credit	8,000	242,500
Net cash (used in) provided by financing activities	(94,146)	206,258

Effect of exchange rate changes on cash	6,329	(3,547)

Net decrease in cash and cash equivalents	(10,453)	(21,118)
Cash and cash equivalents - beginning of year	68,253	89,371
Cash and cash equivalents - end of year	$57,800	$68,253

Supplementary information:
Cash paid during the period for:
Income taxes, net of refunds received	$23,731	$22,952
Interest payments	$14,792	$5,795
ROU assets obtained in exchange for lease obligations	$4,763	$6,870

(1) The supplementary information included in this press release for 2025 is preliminary and subject to change prior to the filing of our upcoming Annual Report on Form 10-K with the Securities and Exchange Commission.

Bel Fuse Inc.

Supplementary Information(1)

Product Group Highlights

(dollars in thousands, unaudited)

	Sales			Gross Margin
	Q4-25	Q4-24	% Change	Q4-25	Q4-24	Basis Point Change

Power Solutions and Protection	$92,546	$78,073	18.5%	44.5%	40.6%	390
Connectivity Solutions	60,484	52,548	15.1%	37.2%	36.6%	60
Magnetic Solutions	22,908	19,238	19.1%	27.3%	29.1%	(180)
Total	$175,938	$149,859	17.4%	39.4%	37.5%	190

	Sales			Gross Margin
	FY 2025	FY 2024	% Change	FY 2025	FY 2024	Basis Point Change

Power Solutions and Protection	$356,805	245,551	45.3%	42.7%	42.4%	30
Connectivity Solutions	232,286	220,370	5.4%	38.7%	37.1%	160
Magnetic Solutions	86,364	68,871	25.4%	27.6%	25.3%	230
Total	$675,455	$534,792	26.3%	39.1%	37.8%	130

(1) The supplementary information included in this press release for 2025 is preliminary and subject to change prior to the filing of our upcoming Annual Report on Form 10-K with the Securities and Exchange Commission.

Bel Fuse Inc.

Supplementary Information(1)

Reconciliation of GAAP Net Earnings to Non-GAAP Operating Income and Adjusted EBITDA(2)(3)

(in thousands, unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2025	2024	2025	2024

GAAP Net earnings	$6,441	$6,432	$74,111	$49,192
Provision for income taxes	3,122	953	20,939	12,616
Other expense/income, net	408	3,186	(10,857)	3,165
Impairment of equity method investment and related party notes	13,087	-	13,087	-
Interest income	(258)	(1,013)	(1,035)	(4,754)
Interest expense	2,976	2,815	14,751	4,078
GAAP Operating Income	25,776	12,373	110,996	64,297
Restructuring charges (credits)	1,757	1,669	(677)	3,459
Gain on sale of properties	-	-	(5,701)	-
Earnout liability adjustments	1,248	-	3,105	-
Stock-based compensation	2,152	956	6,813	3,740
Acquisition related costs	-	8,592	-	12,884
Amortization of inventory step-up	-	639	1,757	639
Impairment of CUI tradename	-	400	-	400
Non-GAAP Operating Income	30,933	24,629	116,293	85,419
Depreciation and amortization	6,656	5,698	26,592	16,457
Adjusted EBITDA	$37,589	$30,327	$142,885	$101,876
% of net sales	21.4%	20.2%	21.2%	19.0%

(1) The supplementary information included in this press release for 2025 is preliminary and subject to change prior to the filing of our upcoming Annual Report on Form 10-K with the Securities and Exchange Commission.

(2) In this press release and supplemental information, we have included Non-GAAP financial measures, including Non-GAAP net earnings attributable to Bel shareholders, Non-GAAP EPS, Non-GAAP Operating Income and Adjusted EBITDA. We present results adjusted to exclude the effects of certain specified items and their related tax impact that would otherwise be included under GAAP, to aid in comparisons with other periods. We believe that these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to our financial condition and results of operations. We use these non-GAAP measures to compare the Company’s performance to that of prior periods for trend analysis and for budgeting and planning purposes. We also believe that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the Company’s financial measures with other similarly situated companies in our industry, many of which present similar non-GAAP financial measures to investors. We also use non-GAAP measures in determining incentive compensation. See the section above captioned “Non-GAAP Financial Measures” for additional information.

(3) In the fourth quarter of 2024, we modified our presentation of Non-GAAP financial measures, including revising our definitions of Adjusted EBITDA and Non-GAAP EPS, to additionally exclude from these Non-GAAP measures (i) stock-based compensation, (ii) amortization of intangibles (which primarily relates to the amortization of finite-lived customer relationships and technology associated with the Company's historical acquisitions, including those associated with the acquisition of Enercon), and (iii) unrealized foreign currency exchange (gains) losses. We believe this change enhances investor insight into our operational performance. We have applied this modified definition of Adjusted EBITDA and Non-GAAP EPS to all periods presented.

Bel Fuse Inc.

Supplementary Information(1)

Reconciliation of GAAP Measures to Non-GAAP Measures(2)(4)

(in thousands, except per share data) (unaudited)

The following tables detail the impact that certain unusual or special items had on the Company's net earnings per common Class A and Class B basic shares ("EPS") and the line items in which these items were included on the consolidated statements of operations.

	Three Months Ended December 31, 2025					Three Months Ended December 31, 2024
Reconciling Items	Earnings before taxes	Provision for income taxes	Net Earnings Attributable to Bel Fuse Shareholders	Basic Class A EPS(3)	Basic Class B EPS(3)	Earnings before taxes	Provision for income taxes	Net Earnings Attributable to Bel Fuse Shareholders	Basic Class A EPS(3)	Basic Class B EPS(3)

GAAP measures	$9,563	$3,122	$(5,449)	$(0.42)	$(0.43)	$7,385	$953	$(1,800)	$(0.14)	$(0.14)
Impairment of equity method investment and related party notes	13,087	957	12,130	0.92	0.97	-	-	-	-	-
Restructuring charges	1,757	426	1,331	0.10	0.11	1,669	270	1,399	0.11	0.11
Earnout liability adjustments	1,248	200	1,048	0.08	0.08	-	-	-	-	-
Stock-based compensation	2,152	443	1,709	0.13	0.14	956	197	759	0.06	0.06
Acquisition related costs	-	-	-	-	-	8,592	1,516	7,076	0.54	0.57
Redemption value adjustment on redeemable NCI	-	-	10,718	0.81	0.85	-	-	7,748	0.59	0.62
Amortization of inventory step-up	-	-	-	-	-	639	147	492	0.04	0.04
Impairment of CUI tradename	-	-	-	-	-	400	92	308	0.02	0.02
Amortization of intangibles	3,699	647	3,052	0.23	0.24	2,843	493	2,349	0.18	0.18
Unrealized foreign currency exchange losses	500	142	358	0.03	0.03	908	201	707	0.05	0.06
Non-GAAP measures	$32,006	$5,937	$24,897	$1.88	$1.98	$23,392	$3,869	$19,039	$1.45	$1.53

	Year Ended December 31, 2025					Year Ended December 31, 2024
Reconciling Items	Earnings before taxes	Provision for income taxes	Net Earnings Attributable to Bel Fuse Shareholders	Basic Class A EPS(3)	Basic Class B EPS(3)	Earnings before taxes	Provision for income taxes	Net Earnings Attributable to Bel Fuse Shareholders	Basic Class A EPS(3)	Basic Class B EPS(3)

GAAP measures	$95,050	$20,939	$61,536	$4.65	$4.91	$61,808	$12,616	$40,960	$3.09	$3.28
Impairment of equity method investment and related party notes	13,087	957	12,130	0.92	0.97	-	-	-	-	-
Restructuring (credits) charges	(677)	139	(816)	(0.06)	(0.07)	3,459	587	2,872	0.22	0.23
Gain on sale of properties	(5,701)	(937)	(4,764)	(0.36)	(0.38)	-	-	-	-	-
Earnout liability adjustments	3,105	497	2,608	0.20	0.21	-	-	-	-	-
Stock-based compensation	6,813	1,403	5,410	0.41	0.43	3,738	770	2,968	0.23	0.24
Acquisition related costs	-	-	-	-	-	12,884	2,503	10,381	0.79	0.83
Redemption value adjustment on redeemable NCI	-	-	9,123	0.69	0.73	-	-	7,748	0.59	0.62
Amortization of inventory step-up	1,757	404	1,353	0.10	0.11	639	147	492	0.04	0.04
Impairment of CUI tradename	-	-	-	-	-	400	92	308	0.02	0.02
Amortization of intangibles	14,782	2,589	12,193	0.93	0.97	6,537	1,236	5,301	0.40	0.42
Unrealized foreign currency exchange (gains) losses	(12,704)	(2,934)	(9,770)	(0.74)	(0.78)	1,455	340	1,115	0.08	0.09
Non-GAAP measures	$115,512	$23,057	$89,003	$6.74	$7.10	$90,919	$18,291	$72,144	$5.47	$5.77

(1) The supplementary information included in this press release for 2025 is preliminary and subject to change prior to the filing of our upcoming Annual Report on Form 10-K with the Securities and Exchange Commission.

(2) In this press release and supplemental information, we have included Non-GAAP financial measures, including Non-GAAP net earnings attributable to Bel shareholders, Non-GAAP EPS, Non-GAAP Operating Income and Adjusted EBITDA. We present results adjusted to exclude the effects of certain specified items and their related tax impact that would otherwise be included under GAAP, to aid in comparisons with other periods. We believe that these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to our financial condition and results of operations. We use these non-GAAP measures to compare the Company’s performance to that of prior periods for trend analysis and for budgeting and planning purposes. We also believe that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the Company’s financial measures with other similarly situated companies in our industry, many of which present similar non-GAAP financial measures to investors. We also use non-GAAP measures in determining incentive compensation. See the section above captioned “Non-GAAP Financial Measures” for additional information.

(3) Individual amounts of earnings per share may not agree to the total due to rounding.

(4) In the fourth quarter of 2024 we modified our presentation of Non-GAAP financial measures, including revising our definitions of Adjusted EBITDA and Non-GAAP EPS, to additionally exclude from these Non-GAAP measures (i) stock-based compensation, (ii) amortization of intangibles (which primarily relates to the amortization of finite-lived customer relationships and technology associated with the Company's historical acquisitions, including those associated with the acquisition of Enercon), and (iii) unrealized foreign currency exchange (gains) losses. We believe this change enhances investor insight into our operational performance. We have applied this modified definition of Adjusted EBITDA and Non-GAAP EPS to all periods presented.